Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contacts:
April 18, 2013	Peter Thonis
212-395-2355
peter.thonis@verizon.com

Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon Posts Strong Earnings Growth in 1Q 2013

Verizon Wireless Expands Margins; Continued Strong Customer and Revenue Gains Reported for Wireless, FiOS and Global Enterprise Strategic Services

1Q 2013 HIGHLIGHTS

Consolidated

•	68 cents in earnings per share (EPS), a 15.3 percent increase compared with 59 cents per share in 1Q 2012.
•	4.2 percent year-over-year increase in total operating revenues; cash flow from operating activities up $1.6 billion, or 26.4 percent, from 1Q 2012.

Wireless

•

8.6 percent year-over-year increase in both service revenues and retail service revenues in 1Q 2013; 32.9 percent operating income margin and 50.4 percent segment EBITDA margin on service revenues (non-GAAP), both record highs.

•	677,000 retail postpaid net additions, up 35 percent year over year; low retail postpaid churn of 1.01 percent; 98.9 million total retail connections, 93.2 million total retail postpaid connections.

•	4G LTE service now available to 287 million people in 491 markets across the U.S.

Verizon News Release, page 2

Wireline

•	188,000 FiOS Internet and 169,000 FiOS Video net additions, with continued increased sales penetration for both services; FiOS revenues up 15.1 percent year over year, to $2.6 billion.

•	4.3 percent year-over-year increase in consumer revenues; consumer ARPU up 9.5 percent year over year, to $107.15.

•	6.0 percent year-over-year increase in revenues for global enterprise strategic services.

NEW YORK – Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported strong first-quarter 2013 earnings growth, driven by record margins at Verizon Wireless and continued strong cash flow and year-over-year revenue increases for wireless, FiOS and strategic enterprise services.

Verizon reported 68 cents in EPS in first-quarter 2013, a 15.3 percent increase compared with first-quarter 2012 earnings of 59 cents per share. There were no adjustments in either quarter.

“Verizon is off to an excellent start in 2013,” said Lowell McAdam, Verizon chairman and CEO. “Our strategic investments in wireless, wireline and global networks have given us the platforms to sustain momentum and take advantage of growth opportunities in key markets for broadband, video and cloud services. With ongoing improvements in operating efficiency, we expect continued growth in free cash flow and earnings as we move through the year.”

Strong Cash Flow and Consolidated Revenue Growth

In first-quarter 2013, Verizon’s consolidated results were highlighted by continued strong cash flow and revenue growth.

Consolidated Highlights

•	Total operating revenues in first-quarter 2013 were $29.4 billion, a 4.2 percent increase compared with first-quarter 2012.

Verizon News Release, page 3

•

Operating income grew 19.8 percent, to $6.2 billion in first-quarter 2013, compared with $5.2 billion in first-quarter 2012. Operating income margin was 21.1 percent in first-quarter 2013, compared with 18.4 percent in first-quarter 2012.

•

Consolidated EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) grew 12.1 percent year over year, totaling $10.3 billion in first-quarter 2013. EBITDA margin (non-GAAP) expanded to 35.1 percent in first-quarter 2013, up 240 basis points year over year.

•

Cash flow from operating activities grew $1.6 billion, or 26.4 percent, compared with first-quarter 2012. Capital expenditures in first-quarter 2013 were $3.6 billion, flat year over year. Free cash flow (non-GAAP, cash flow from operations less capex) in first-quarter 2013 increased $1.5 billion, or 64.3 percent, compared with first-quarter 2012.

Verizon Wireless Delivers Record Profitability, Strong Customer and Revenue Growth

In first-quarter 2013, Verizon Wireless delivered strong growth in retail postpaid net additions and revenues; an increase in smartphone penetration; and the highest segment EBITDA margin on service revenues (non-GAAP) in the company’s history -- surpassing the previous high in third-quarter 2012.

Wireless Financial Highlights

•

Total revenues were $19.5 billion in first-quarter 2013, up 6.8 percent year over year. Service revenues in the quarter totaled $16.7 billion, up 8.6 percent year over year. Retail service revenues also grew 8.6 percent year over year, to $16.2 billion.

•

Retail postpaid ARPA (average revenue per account) increased 6.9 percent over first-quarter 2012, to $150.27 per month. As customers continue to add multiple devices to accounts following the introduction of the Share Everything Plan last June, Verizon Wireless has been reporting ARPA instead of ARPU (average revenue per user) on a postpaid basis since customers can share data among multiple devices.

•	In first-quarter 2013, wireless operating income margin was 32.9 percent and segment EBITDA margin on service revenues was 50.4 percent, setting record-highs.

Wireless Operational Highlights

•

Verizon Wireless added 677,000 retail postpaid net connections, out of a total 720,000 net retail connections, in the first quarter. These additions exclude acquisitions and adjustments. Last year, net additions for retail postpaid connections increased sequentially each quarter, and Verizon expects a similar pattern of accelerating customer growth in 2013.

Verizon News Release, page 4

•	At the end of the first quarter, the company had 98.9 million retail connections, a 6.4 percent increase year over year -including 93.2 million retail postpaid connections.

•

Verizon Wireless had 34.9 million retail postpaid accounts at the end of the first quarter, a 1.1 percent increase over first-quarter 2012, and an average of 2.7 connections per account, up 5.1 percent year over year.

•	At the end of the first quarter, smartphones accounted for more than 61 percent of the Verizon Wireless retail postpaid customer phone base, up from 58 percent at the end of fourth-quarter 2012.

•	Retail postpaid churn was 1.01 percent in the first quarter, up 5 basis points year over year. Retail churn was 1.30 percent in the first quarter, up 6 basis points year over year.

•

Verizon Wireless continued to roll out its 4G LTE mobile broadband network, the largest 4G LTE network in the U.S. As of today (April 18), Verizon Wireless 4G LTE service is available to 287 million people in 491 markets across the U.S., covering more than 95 percent of Verizon’s current 3G network footprint.

•

The company continued to enhance its 4G LTE device lineup with smartphones, tablets and other devices. In the first quarter, Verizon Wireless launched the Samsung ATIV Odyssey, the BlackBerry Z10, the Samsung Galaxy Note 10.1 tablet, the Verizon 4G LTE USB Modem UML295 by Pantech, and the Verizon Jetpack 4G LTE Mobile Hotspot MiFi 5510L by Novatel Wireless. Earlier this month, the company launched the Lucid 2 by LG and the Verizon 4G LTE Router, an Internet solution that connects both wired and Wi-Fi-enabled devices.

Wireline Reports Continued Strong FiOS Customer and Revenue Growth

Verizon’s Wireline segment reported continued strong FiOS customer, market share and revenue growth in first-quarter 2013, leading to overall growth in consumer revenues. In enterprise and wholesale, increased sales of global enterprise strategic services continued to help mitigate lower revenues resulting from secular and global economic impacts.

Wireline Financial Highlights

•

Consumer revenues were $3.6 billion, an increase of 4.3 percent compared with first-quarter 2012. Consumer ARPU for wireline services increased to $107.15 in first-quarter 2013, up 9.5 percent compared with first-quarter 2012.

•	FiOS revenues grew 15.1 percent, to $2.6 billion in first-quarter 2013 compared with $2.3 billion in first-quarter 2012. ARPU for FiOS customers continued to be more than $150 in first-quarter 2013.

Verizon News Release, page 5

•

Sales of strategic services to global enterprise customers increased 6.0 percent compared with first-quarter 2012 and represented 55.6 percent of total enterprise revenues. Strategic services include Verizon Terremark cloud and data center services, security and IT solutions, advanced communications, and strategic networking.

Wireline Operational Highlights

•

Verizon added 188,000 net new FiOS Internet connections in first-quarter 2013, marking the third consecutive quarter of sequential growth in net customer additions. The company also added 169,000 net new FiOS Video connections in the quarter. Verizon had a total of 5.6 million FiOS Internet and 4.9 million FiOS Video connections at the end of the quarter, representing year-over-year increases of 12.0 percent and 12.5 percent, respectively.

•

FiOS penetration (subscribers as a percentage of potential subscribers) continued to increase. FiOS Internet penetration was 38.2 percent at the end of first-quarter 2013, compared with 36.4 percent at the end of first-quarter 2012. In the same periods, FiOS Video penetration was 34.1 percent, compared with 32.3 percent. The FiOS network passed 17.8 million premises by the end of first-quarter 2013.

•

Broadband connections totaled 8.9 million at the end of first-quarter 2013, a 1.4 percent year-over-year increase. Overall, net broadband customers increased 99,000 in the first quarter, as FiOS Internet net customer additions more than offset fewer subscribers for DSL-based High Speed Internet services.

•

Verizon has been replacing high-maintenance portions of its residential copper network with fiber optics to provide enhanced services and to reduce ongoing repair costs. In first-quarter 2013, Verizon migrated 83,000 homes to fiber, toward a target of 300,000 migrations within FiOS markets in 2013.

•

Verizon Enterprise Solutions completed agreements with and began deploying innovative business technology solutions for a variety of corporations and organizations in the quarter, including the Commonwealth of Pennsylvania, Ocean Exploration Trust, Quest Diagnostics and Synchronoss Technologies (Nasdaq: SNCR).

NOTE: See the accompanying schedules and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with nearly 99 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries, including all of the Fortune 500. A Dow 30 company with nearly $116 billion in 2012 revenues, Verizon employs a diverse workforce of 181,900. For more information, visit www.verizon.com.

####

Verizon News Release, page 6

VERIZON’S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts, high-quality video and images, and other information are available at Verizon’s online News Center at newscenter.verizon.com. The news releases are available through an RSS feed. To subscribe, visit newscenter.verizon.com/corporate/feeds.

NOTE: This presentation contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; competition in our markets; material changes in available technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environments in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or significant litigation and any resulting financial impact not covered by insurance; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; and the inability to implement our business strategies.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 3/31/13	3 Mos. Ended 3/31/12	% Change

Operating Revenues	$ 29,420	$ 28,242	4.2

Operating Expenses
Cost of services and sales	10,932	11,319	(3.4)
Selling, general and administrative expense	8,148	7,700	5.8
Depreciation and amortization expense	4,118	4,028	2.2

Total Operating Expenses	23,198	23,047	0.7

Operating Income	6,222	5,195	19.8
Equity in earnings of unconsolidated businesses	(5)	103	*
Other income and (expense), net	39	19	*
Interest expense	(537)	(685)	(21.6)

Income Before Provision for Income Taxes	5,719	4,632	23.5
Provision for income taxes	(864)	(726)	19.0

Net Income	$ 4,855	$ 3,906	24.3

Net income attributable to noncontrolling interest	$ 2,903	$ 2,220	30.8
Net income attributable to Verizon	1,952	1,686	15.8

Net Income	$ 4,855	$ 3,906	24.3

Basic Earnings per Common Share
Net income attributable to Verizon	$ .68	$ .59	15.3

Weighted average number of common shares (in millions)	2,866	2,842

Diluted Earnings per Common Share (1)
Net income attributable to Verizon	$ .68	$ .59	15.3

Weighted average number of common shares-assuming dilution (in millions)	2,872	2,849

Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	3/31/13	12/31/12	$ Change

Assets
Current assets
Cash and cash equivalents	$ 5,475	$ 3,093	$ 2,382
Short-term investments	660	470	190
Accounts receivable, net	11,814	12,576	(762)
Inventories	798	1,075	(277)
Prepaid expenses and other	6,511	4,021	2,490

Total current assets	25,258	21,235	4,023

Plant, property and equipment	212,082	209,575	2,507
Less accumulated depreciation	123,901	120,933	2,968

	88,181	88,642	(461)

Investments in unconsolidated businesses	3,321	3,401	(80)
Wireless licenses	75,645	77,744	(2,099)
Goodwill	24,132	24,139	(7)
Other intangible assets, net	5,827	5,933	(106)
Other assets	3,822	4,128	(306)

Total Assets	$ 226,186	$ 225,222	$ 964

Liabilities and Equity
Current liabilities
Debt maturing within one year	$ 10,888	$ 4,369	$ 6,519
Accounts payable and accrued liabilities	14,030	16,182	(2,152)
Other	6,571	6,405	166

Total current liabilities	31,489	26,956	4,533

Long-term debt	41,993	47,618	(5,625)
Employee benefit obligations	34,048	34,346	(298)
Deferred income taxes	24,993	24,677	316
Other liabilities	6,075	6,092	(17)

Equity
Common stock	297	297	—
Contributed capital	37,894	37,990	(96)
Accumulated deficit	(3,255)	(3,734)	479
Accumulated other comprehensive income	2,056	2,235	(179)
Common stock in treasury, at cost	(3,994)	(4,071)	77
Deferred compensation - employee stock ownership plans and other	312	440	(128)
Noncontrolling interest	54,278	52,376	1,902

Total equity	87,588	85,533	2,055

Total Liabilities and Equity	$ 226,186	$ 225,222	$ 964

Verizon — Selected Financial and Operating Statistics

Unaudited	3/31/13	12/31/12

Total debt (in millions)	$ 52,881	$ 51,987

Net debt (in millions)	$ 47,406	$ 48,894

Net debt / Adjusted EBITDA (1)	1.2x	1.3x

Common shares outstanding end of period (in millions)	2,861	2,859

Total employees	181,900	183,400

Quarterly cash dividends declared per common share	$ 0.515	$ 0.515

Footnotes:

(1)	Adjusted EBITDA excludes the effects of non-operational items.

The unaudited condensed consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/13	3 Mos. Ended 3/31/12	$ Change

Cash Flows From Operating Activities
Net Income	$ 4,855	$ 3,906	$ 949
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,118	4,028	90
Employee retirement benefits	295	375	(80)
Deferred income taxes	878	656	222
Provision for uncollectible accounts	260	278	(18)
Equity in earnings of unconsolidated businesses, net of dividends received	14	(89)	103
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(1,491)	(1,580)	89
Other, net	(1,398)	(1,617)	219

Net cash provided by operating activities	7,531	5,957	1,574

Cash Flows From Investing Activities
Capital expenditures (including capitalized software)	(3,602)	(3,565)	(37)
Acquisitions of investments and businesses, net of cash acquired	(21)	(140)	119
Acquisitions of wireless licenses, net	(117)	(25)	(92)
Net change in short-term investments	18	16	2
Other, net	123	41	82

Net cash used in investing activities	(3,599)	(3,673)	74

Cash Flows From Financing Activities
Proceeds from long-term borrowings	500	—	500
Repayments of long-term borrowings and capital lease obligations	(73)	(1,828)	1,755
Increase (decrease) in short-term obligations, excluding current maturities	581	(1,734)	2,315
Dividends paid	(1,472)	(1,291)	(181)
Proceeds from sale of common stock	56	69	(13)
Purchase of common stock for treasury	(153)	—	(153)
Special distribution to noncontrolling interest	—	(4,500)	4,500
Other, net	(989)	(453)	(536)

Net cash used in financing activities	(1,550)	(9,737)	8,187

Increase (decrease) in cash and cash equivalents	2,382	(7,453)	9,835
Cash and cash equivalents, beginning of period	3,093	13,362	(10,269)

Cash and cash equivalents, end of period	$ 5,475	$ 5,909	$ (434)

Verizon Communications Inc.

Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/13	3 Mos. Ended 3/31/12	% Change

Operating Revenues
Retail service	$ 16,169	$ 14,886	8.6
Other service	559	524	6.7

Service	16,728	15,410	8.6

Equipment	1,813	1,838	(1.4)
Other	982	1,025	(4.2)

Total Operating Revenues	19,523	18,273	6.8

Operating Expenses
Cost of services and sales	5,651	5,910	(4.4)
Selling, general and administrative expense	5,448	5,228	4.2
Depreciation and amortization expense	2,006	1,918	4.6

Total Operating Expenses	13,105	13,056	0.4

Operating Income	$ 6,418	$ 5,217	23.0
Operating Income Margin	32.9%	28.6%

Segment EBITDA	$ 8,424	$ 7,135	18.1
Segment EBITDA Service Margin	50.4%	46.3%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireless – Selected Operating Statistics

Unaudited	3/31/13	3/31/12	% Change

Connections (‘000)
Retail postpaid	93,186	87,963	5.9
Retail prepaid	5,744	5,025	14.3

Retail	98,930	92,988	6.4

Unaudited	3 Mos. Ended 3/31/13	3 Mos. Ended 3/31/12	% Change

Net Add Detail (‘000)(1)
Retail postpaid	677	501	35.1
Retail prepaid	43	233	(81.5)

Retail	720	734	(1.9)

Account Statistics
Retail Postpaid Accounts (‘000)(2)	34,943	34,569	1.1
Retail postpaid ARPA	$ 150.27	$ 140.58	6.9
Retail postpaid connections per account (2)	2.67	2.54	5.1

Churn Detail
Retail postpaid	1.01%	0.96%
Retail	1.30%	1.24%

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones sold	85.1%	72.4%
Total Smartphone postpaid phone base (2)	61.4%	46.8%
Total Internet postpaid base (2)	9.6%	8.3%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,992	$ 1,885	5.7

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/13	3 Mos. Ended 3/31/12	% Change

Operating Revenues
Consumer retail	$3,589	$3,441	4.3
Small business	651	662	(1.7)

Mass Markets	4,240	4,103	3.3

Strategic services	2,087	1,969	6.0
Core	1,666	1,883	(11.5)

Global Enterprise	3,753	3,852	(2.6)

Global Wholesale	1,727	1,861	(7.2)
Other	110	129	(14.7)

Total Operating Revenues	9,830	9,945	(1.2)

Operating Expenses
Cost of services and sales	5,457	5,572	(2.1)
Selling, general and administrative expense	2,265	2,126	6.5
Depreciation and amortization expense	2,095	2,090	0.2

Total Operating Expenses	9,817	9,788	0.3

Operating Income	$13	$157	(91.7)
Operating Income Margin	0.1%	1.6%

Segment EBITDA	$2,108	$2,247	(6.2)
Segment EBITDA Margin	21.4%	22.6%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited	3/31/13	3/31/12	% Change

Connections (‘000)
FiOS Video Subscribers	4,895	4,353	12.5
FiOS Internet Subscribers	5,612	5,010	12.0
FiOS Digital Voice residence connections	3,531	2,298	53.7

FiOS Digital connections	14,038	11,661	20.4

HSI	3,282	3,764	(12.8)
Total Broadband connections	8,894	8,774	1.4
Primary residence switched access connections	7,593	9,344	(18.7)
Primary residence connections	11,124	11,642	(4.4)

Total retail residence voice connections	11,725	12,421	(5.6)
Total voice connections	22,191	23,700	(6.4)

Unaudited	3 Mos. Ended 3/31/13	3 Mos. Ended 3/31/12	% Change

Net Add Detail (‘000)
FiOS Video Subscribers	169	180	(6.1)
FiOS Internet Subscribers	188	193	(2.6)
FiOS Digital Voice residence connections	304	414	(26.6)

FiOS Digital connections	661	787	(16.0)

HSI	(89)	(89)	—
Total Broadband connections	99	104	(4.8)
Primary residence switched access connections	(389)	(562)	(30.8)
Primary residence connections	(85)	(148)	(42.6)

Total retail residence voice connections	(124)	(205)	(39.5)
Total voice connections	(312)	(437)	(28.6)

Revenue and ARPU Statistics
Consumer ARPU	$ 107.15	$ 97.88	9.5
FiOS revenues (in millions)	$ 2,633	$ 2,288	15.1
Strategic services as a % of total Enterprise revenues	55.6%	51.1%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,434	$ 1,537	(6.7)
Wireline employees (‘000)	85.2	90.8
FiOS Video Open for Sale (‘000)	14,374	13,460
FiOS Video penetration	34.1%	32.3%
FiOS Internet Open for Sale (‘000)	14,703	13,780
FiOS Internet penetration	38.2%	36.4%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Reconciliations – Verizon

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/13

Consolidated Operating Revenues	$ 28,242	$ 29,420

Adjusted EBITDA

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 6/30/12	3 Mos. Ended 9/30/12	3 Mos. Ended 12/31/12	3 Mos. Ended 3/31/13

Verizon Consolidated EBITDA
Consolidated net income (loss)	$3,906	$4,285	$4,292	$(1,926)	$4,855
Add / (Subtract):
Provision (benefit) for income taxes	726	793	631	(2,810)	864
Interest expense	685	679	632	575	537
Other (income) and expense, net	(19)	(34)	(10)	1,079	(39)
Equity in earnings of unconsolidated businesses	(103)	(72)	(62)	(87)	5

Operating income (loss)	5,195	5,651	5,483	(3,169)	6,222
Add Depreciation and amortization expense	4,028	4,128	4,167	4,137	4,118

Consolidated EBITDA	$9,223	$9,779	$9,650	$968	$10,340

Other Items (Before Tax)
Severance, Pension, and Benefit Charges	—	—	—	7,186	—
Litigation Settlements	—	—	384	—	—
Other restructuring costs	—	—	—	276	—

	—	—	384	7,462	—

Consolidated Adjusted EBITDA	$9,223	$9,779	$10,034	$8,430	$10,340

Consolidated Operating Income Margin	18.4%				21.1%
Consolidated EBITDA Margin	32.7%				35.1%

Net Debt to Adjusted EBITDA Ratio

(dollars in millions)

Unaudited	12/31/12	3/31/13

Verizon Net Debt
Debt maturing within one year	$4,369	$10,888
Long-term debt	47,618	41,993

Total Debt	51,987	52,881
Less Cash and cash equivalents	3,093	5,475

Net Debt	$48,894	$47,406

Net Debt to Adjusted EBITDA Ratio	1.3x	1.2x

Free Cash Flow

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/13

Net cash provided by operating activities	$5,957	$7,531
Less Capital expenditures	3,565	3,602

Free Cash Flow	$2,392	$3,929

Verizon Communications Inc.

Reconciliations – Segments

Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/13

Wireless Segment EBITDA
Operating income	$ 5,217	$ 6,418
Add Depreciation and amortization expense	1,918	2,006

Wireless Segment EBITDA	$ 7,135	$ 8,424

Wireless total operating revenues	$ 18,273	$ 19,523

Wireless service revenues	$ 15,410	$ 16,728

Wireless operating income margin	28.6%	32.9%

Wireless Segment EBITDA service margin	46.3%	50.4%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 3/31/13

Wireline Segment EBITDA
Operating income	$ 157	$ 13
Add Depreciation and amortization expense	2,090	2,095

Wireline Segment EBITDA	$ 2,247	$ 2,108

Wireline total operating revenues	$ 9,945	$ 9,830

Wireline operating income margin	1.6%	0.1%

Wireline Segment EBITDA margin	22.6%	21.4%